EXHIBIT 21.

Subsidiaries of the Registrant

2309 Realty Corporation

3130827 CANADA INC.

345 Park Corporation

77 Wilson St., Corp.

A.G. Medical Services, P.A.

Allard Laboratories, Inc.

Allard Labs Acquisition LLC

Allied Medical Services (UK) Ltd.

AMCARE Limited

Apothecon, Inc.

Apothecon, S.L.

B-MS GeneRx

Bioenhance Medicines, Inc.

Blisa Acquisition LLC

Blisa, Inc.

BMS Alpha Bermuda Manufacturing Finance Ltd.

BMS Antilles

BMS Australia Holdings Pty Ltd

BMS Benelux Holdings, B.V.

BMS Bermuda Holdings Ltd.

BMS Bermuda Nominees L.L.C.

BMS Holdings Spain, S.L.

BMS Holdings(France)

BMS International Insurance Company Limited

BMS Investco SAS

BMS Korea Holdings L.L.C.

BMS Latin American Nominees L.L.C.

BMS Limited

BMS Luxembourg Partners, L.L.C.

BMS Mexico Holdings L.L.C.

BMS Mexico International Holdings, GmbH

BMS Omega Bermuda Holdings Finance Ltd.

BMS Pharmaceutical Korea Limited

BMS Pharmaceuticals Asia Holdings B.V.

BMS Pharmaceuticals Germany Holdings B.V.

BMS Pharmaceuticals International Holdings Netherlands B.V.

BMS Pharmaceuticals Korea Holdings B.V.

BMS Pharmaceuticals Mexico Holdings B.V.

BMS Pharmaceuticals Netherland Holdings B.V.

BMS Real Estate LLC

BMS Spain Investments, Inc.

BMS-Generiques SAS

BMSIC Pharma-Handels Verwaltungs GmbH

Boclaro Inc.

Bristol (Iran) S.A.

Bristol Arzneimittel G.m.b.H.

Bristol Caribbean, Inc.

Bristol Foundation

Bristol Iran Private Company Limited

E-21-1

Bristol Laboratories Corporation

Bristol Laboratories Inc.

Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.

Bristol-Myers (Andes) L.L.C.

Bristol-Myers (Private) Limited

Bristol-Myers Barceloneta, Inc.

Bristol-Myers Company (2001) Limited

Bristol-Myers K.K.

Bristol-Myers Lion Ltd.

Bristol-Myers Middle East S.A.L.

Bristol-Myers Overseas Corporation

Bristol-Myers Overseas Corporation (Guam Branch)

Bristol-Myers Squibb & Gilead Sciences, LLC

Bristol-Myers Squibb (China) Investment Co., Ltd.

Bristol-Myers Squibb (Hong Kong) Limited

Bristol-Myers Squibb (Israel) Ltd.

Bristol-Myers Squibb (Malaysia) Sendirian Berhad

Bristol-Myers Squibb (N.Z.) Limited

Bristol-Myers Squibb (Phil.) Inc.

Bristol-Myers Squibb (Proprietary) Limited

Bristol-Myers Squibb (Russia)

Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.

Bristol-Myers Squibb (Singapore) Pte. Limited

Bristol-Myers Squibb (Taiwan) Ltd.

Bristol-Myers Squibb (Thailand) Ltd.

Bristol-Myers Squibb (West Indies) Ltd.

Bristol-Myers Squibb AE

Bristol-Myers Squibb Aktiebolag

Bristol-Myers Squibb Antilles Holdings N.V.

Bristol-Myers Squibb Argentina S. R. L.

Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH

Bristol-Myers Squibb Australia Pty. Ltd.

Bristol-Myers Squibb B.V.

Bristol-Myers Squibb Barceloneta Holdings, L.L.C.

Bristol-Myers Squibb Belgium S.A.

Bristol-Myers Squibb Biologics Company

Bristol-Myers Squibb Bulgaria EOOD

Bristol-Myers Squibb Business Services Limited

Bristol-Myers Squibb Canada Co.

Bristol-Myers Squibb Caribbean Company

Bristol-Myers Squibb Caribbean Holdings, L.L.C.

Bristol-Myers Squibb Cayman Ltd.

Bristol-Myers Squibb de Colombia SA

Bristol-Myers Squibb de Costa Rica SA

Bristol-Myers Squibb de Guatemala SA

Bristol-Myers Squibb de Mexico S. de R. L. de C.V.

Bristol-Myers Squibb de Venezuela SA

Bristol-Myers Squibb Delta Company Limited

Bristol-Myers Squibb Delta Holdings, L.L.C.

Bristol-Myers Squibb Denmark Filial of Bristol-Myers Squibb AB

Bristol-Myers Squibb Dominicana, S.A.

Bristol-Myers Squibb Ecuador S.R.L.

Bristol-Myers Squibb Eesti Aktsiaselts

E-21-1

Bristol-Myers Squibb Employee E-Store, Inc.

Bristol-Myers Squibb Europa PLC

Bristol-Myers Squibb Europe GIE

Bristol-Myers Squibb Europe Strategic Sourcing

Bristol-Myers Squibb Export GmbH

Bristol-Myers Squibb Export S.A. (Slovak Republic)

Bristol-Myers Squibb Farmaceutica S.A.

Bristol-Myers Squibb Farmaceutica Portuguesa SA

Bristol-Myers Squibb Finance Company

Bristol-Myers Squibb Finance Limited

Bristol-Myers Squibb Foreign Sales Corporation

Bristol-Myers Squibb G.m.b.H.

Bristol-Myers Squibb Ges. m.b.H.

Bristol-Myers Squibb Holding Germany GmbH & Co. KG

Bristol-Myers Squibb Holdings 2002 Limited

Bristol-Myers Squibb Holdings B.V.

Bristol-Myers Squibb Holdings Germany Verwaltungs Gmbh

Bristol-Myers Squibb Holdings Ireland Limited

Bristol-Myers Squibb Holdings Limited

Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company

Bristol-Myers Squibb Hungary Pharmaceutical Trading Kft

Bristol-Myers Squibb Ilaclari, Inc.

Bristol-Myers Squibb Ilaclari, Inc. (Turkey - Branch)

Bristol-Myers Squibb India Pvt. Ltd.

Bristol-Myers Squibb Inlandsbeteiligungs Holding GmbH

Bristol-Myers Squibb International Company

Bristol-Myers Squibb International Corporation

Bristol-Myers Squibb International Corporation (Belgium - Branch)

Bristol-Myers Squibb International Corporation (Egypt - Branch)

Bristol-Myers Squibb International Corporation (Spain - Branch)

Bristol-Myers Squibb International Holdings Ireland Limited

Bristol-Myers Squibb International Limited

Bristol-Myers Squibb International S.r.L.

Bristol-Myers Squibb Investco, L.L.C.

Bristol-Myers Squibb Ireland Finance Company

Bristol-Myers Squibb K.K.

Bristol-Myers Squibb Luxembourg International S.C.A.

Bristol-Myers Squibb Luxembourg S.a.r.l.

Bristol-Myers Squibb Manufacturing

Bristol-Myers Squibb Manufacturing Company

Bristol-Myers Squibb Manufacturing Holdings, Inc.

Bristol-Myers Squibb MEA GmbH

Bristol-Myers Squibb MEA GmbH (Egypt - Branch)

Bristol-Myers Squibb Medical Imaging, Inc.

Bristol-Myers Squibb Norway Ltd.

Bristol-Myers Squibb Pakistan (Pvt.) Ltd.

Bristol-Myers Squibb Peru S.A.

Bristol-Myers Squibb Pharma Belgium SPRL

Bristol-Myers Squibb Pharma Company

Bristol-Myers Squibb Pharma France SAS

Bristol-Myers Squibb Pharma Holding Company, LLC

Bristol-Myers Squibb Pharma Ventures Corporation

Bristol-Myers Squibb Pharmaceuticals Limited (England)

Bristol-Myers Squibb Pharmaceuticals (Ireland)

E-21-1

Bristol-Myers Squibb Polska Sp. z o.o.

Bristol-Myers Squibb Products S.A.

Bristol-Myers Squibb Puerto Rico, Inc.

Bristol-Myers Squibb Puerto Rico/Sanofi Pharmaceutical Partnership Puerto Rico

Bristol-Myers Squibb Radiopharmaceuticals, Inc.

Bristol-Myers Squibb SA (Switzerland)

Bristol-Myers Squibb Sarl (France)

Bristol-Myers Squibb S.r.l.

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Puerto Rico

Bristol-Myers Squibb Service Ltd.

Bristol-Myers Squibb Services Sp. z o.o.

Bristol-Myers Squibb Sigma Finance Limited

Bristol-Myers Squibb spol. s r.o.

Bristol-Myers Squibb Superannuation Plan Pty. Ltd.

Bristol-Myers Squibb Thai Ltd.

Bristol-Myers Squibb Trustees Ltd.

Bristol-Myers Squibb UPSA

Bristol-Myers Squibb UPSA Tunisie

Bristol-Myers Squibb Verwaltungs GmbH

Bristol-Myers Squibb Zentrum uer Forschung und Fortbildung Im Gesundheitswesen G.m.b.H.

Bristol-Myers Squibb, S.A. (Spain)

Bristol-Myers Squibb/Sanofi Pharmaceuticals Partnership

Britclair Limited

Compania Bristol-Myers Squibb de Centro America (El Salvador Branch)

Compania Bristol-Myers Squibb de Centro America (Honduras Branch)

Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch)

Compania Bristol-Myers Squibb de Centro America (Panama Branch)

Consorzio Industriale Servizi Ecologici - CI.S.ECO SpA

ConvaTec Limited

ConvaTec Praha spol. s r.o.

ConvaTec Speciality Fibres Limited

ConvaTec Vertriebs G.m.b.H.

ConvaTec, S.L.

ConvaTec-Produtos Medicos, Limitada

E. R. Squibb & Sons Pharmaceutical Trading Ltd.

E. R. Squibb & Sons (Andes) L.L.C.

E. R. Squibb & Sons de Venezuela SCA

E. R. Squibb & Sons Inter-American (Chile - Branch)

E. R. Squibb & Sons Inter-American Corporation

E. R. Squibb & Sons Inter-American Corporation (Puerto Rico -Branch)

E. R. Squibb & Sons Kft.

E. R. Squibb & Sons Limited

E. R. Squibb & Sons, L.L.C.

Elektrochemische Gesellschaft Hirschfelde G.m.b.H.

EWI Corporation

Fundacion Bristol-Myers Squibb Espana

Grove Insurance Company Ltd.

Grove Products (Far East) Limited

Grove Products (Far East) Limited (India - Branch)

Heyden Farmaceutica Portugesa Limitada

Instituto Upsa del Dolor

Iris Acquisition Corp.

E-21-1

Laboratoires ConvaTec S.A.

Lawrence Laboratories

Linson Investments Limited

Linson Pharma Co.

Little Sycamore Limited

Mead Johnson & Company

Mead Johnson (Guangzhou) Ltd.

Mead Johnson (Manufacturing) Jamaica Limited

Mead Johnson AEBE

Mead Johnson B.V.

Mead Johnson de Mexico, S. de R.L. de C.V.

Mead Johnson Farmaceutica Limitada

Mead Johnson International Limited (Argentine - Branch)

Mead Johnson International Limited (Canada)

Mead Johnson Jamaica Ltd.

Mead Johnson Limited

Mead Johnson Nutritionals GmbH

Monarch Crown Corporation

NOVACARE Limited

O.o.o. Bristol-Myers Squibb

O.o.o. Bristol-Myers Squibb Manufacturing

Off Prescriptions Medicines Limited

Oy Bristol-Myers Squibb (Finland) AB

P. T. Bristol-Myers Squibb Indonesia Tbk

Pharmavit Praha spol. s r.o.

Princeton Pharmaceutical Products, Inc.

Princeton Pharmaceuticals, S.L.

Princeton-Produtos Farmaceuticos, LDA

PT Mead Johnson Indonesia

Route 22 Real Estate Holding Corporation

Salorpharma G.m.b.H.

Sanofi Pharma Bristol-Myers Squibb SNC

Sino-American Shanghai Squibb Pharmaceuticals Limited

SMC Holdings LLC

Societe Francaise de Complements Alimentaires(S.O.F.C.A.)

Sphinx Holdings Company, Inc.

Squibb (Nigeria) Limited

Squibb Development Limited

Squibb Farmaceutica Portuguesa, Limitada

Squibb Manufacturing, Inc.

Squibb Middle East S.A. (Egypt - Branch)

Squibb Middle East S.A. (Jordan - Branch)

Squibb Middle East S.A. (Panama)

Squibb Overseas Investments, Inc.

Squibb Pharma G.m.b.H.

Squibb Properties, Inc.

Squibb Surgicare Limited

Squibb-von Heyden G.m.b.H.

Swords Holdings I, L.L.C.

Swords Holdings II, Inc.

Swords Laboratories

UAB Bristol-Myers Squibb Lietuva

Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.

UPSA CONSEIL

E-21-1

UPSA Generiques

UPSA S.r.l

UPSAMEDICA GmbH. (SWITZERLAND)

Von Heyden Pharma G.m.b.H.

Westwood-Intrafin, S.A.

Westwood-Squibb Holdings, Inc.

Westwood-Squibb Pharmaceuticals, Inc.

E-21-1